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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in Registration Statement 33-61977 on Form S-8 dated August 21, 1995, Registration Statement 33-61979 on Form S-8 dated August 21, 1995, Registration Statement 33-12571 on Form S-8 dated March 11, 1987 and Registration Statement 33-593 on Form S-8 dated October 1, 1985, of our report dated March 19, 2003, with respect to the consolidated balance sheets as of December 31, 2002 and 2001 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2002, and the financial statement schedule for each of the respective periods, of Integral Vision, Inc. and subsidiary (formerly Medar, Inc. and subsidiaries) included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



         /S/ Moore Stephens Doeren Mayhew

         Troy, Michigan
         March 29, 2003




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